UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

WAVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 10, 2013, Wave Systems Corp. (the “Company”)  received notification from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) granting an additional 180-day period, or until July 8, 2013, to regain compliance with Nasdaq’s minimum $1.00 bid price per share requirement.  Under Nasdaq listing rules, the Company was granted this extension because it met the continued listing requirement for market value of publicly held shares and all other applicable Nasdaq listing requirements, except the bid price requirement, and the Company provided written notice to Nasdaq of its intention to cure the bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Company will regain compliance with the minimum bid price requirement if at any time prior to July 8, 2013, the bid price for the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: January 11, 2013